UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 26, 2013
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	85605
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.

Item 1.01 Entry into Material Definitive Agreement.

On November 26, 2013, Uranerz Energy Corporation (the “Company”, or the “Registrant”) entered into a Financing Agreement (the “Financing Agreement”) with Johnson County, Wyoming (the “County”) pursuant to which the County agreed to loan to the Company (the “Loan”) the proceeds from the sale of its $20,000,000 Taxable Industrial Development Revenue Bond (Uranerz Energy Corporation Project), Series 2013, (the “Bond”) upon the terms and conditions set out in the Financing Agreement, for the purpose of financing the Company’s Nichols Ranch Project.

The Bond was issued by the County pursuant to an indenture of trust (the “Indenture”) dated as of November 26, 2013 between the County and UMB BANK, n.a. as trustee thereunder (the “Trustee”). The State of Wyoming, acting by and through the Wyoming State Treasurer, agreed to purchase the Bond subject to the terms and conditions specified under Wyoming Statute 9-4-715(m) and pursuant to the terms and conditions set out in a Bond Purchase Agreement entered into on November 26, 2013 among the State of Wyoming, acting by and through the Wyoming State Treasurer (the “State”), the County and the Company.

The Loan closed on December 3, 2013. Upon receipt of the Loan proceeds, the Company repaid its indebtedness under a $6 million loan (the “Deans Knight Loan”) from Deans Knight Capital Management Ltd. (“Deans Knight”) in its capacity as portfolio manager on behalf of investors (the “Deans Knight Investors”) and an individual investor (the “Individual Investor”) which loan was closed on June 7, 2013 pursuant to a series of transactions among the Company, Deans Knight and the Investors (collectively the “Deans Knight Note Financing”). Concurrent with the repayment of the indebtedness under the Deans Knight Note Financing, the Deans Knight Investors discharged the Mortgage, Security Agreement, Assignment, Financing Statement and Fixture Filing dated June 4, 2013 which had been recorded in Johnson and Campbell Counties, Wyoming, as security for the Company’s indebtedness under the Deans Knight Note Financing.

In connection with the Loan, the Company entered into certain agreements as described below.

Financing Agreement

On November 26, 2013, the Company entered into a Financing Agreement with the County. Pursuant to the Financing Agreement, the County agreed to loan to the Company $20 million (the “Loan”) to finance the Company’s Nichols Ranch Project, which Loan was evidenced by a promissory note (the “Note”) in the principal amount of $20,000,000, dated as of the date of delivery of the Bond and due on October 1, 2020, from the Company to the County. In accordance with the Financing Agreement, the Loan will bear interest at the rate of 5.75% . Interest only on the Loan shall be paid in arrears in quarterly installments commencing on the first business day of January 2014, April 2014, July 2014 and October 2014. Payments of principal and interest on the Loan shall be amortized over six years and paid in quarterly installments not later than the first business day of each of January, April, July and October commencing January 1, 2015 through October 1, 2020, or such earlier date as the principal balance together with interest shall have been paid in full. The Company may prepay all or any portion of the Loan in accordance with the terms and conditions of the Bond.

Upon the occurrence of an event of default that is not cured within the prescribed cure periods set out in the Financing Agreement, the principal balance of the Loan and an amount equal to all amounts then due and payable under the Note can be declared by the Trustee to be immediately due and payable by the Company. Failure by the Company to immediately pay such amounts grants to the Trustee the rights and remedies set out under the Mortgage & Security Agreement (as defined below) and the Assignment (as defined below).

Bond Purchase Agreement and Promissory Note

On November 26, 2013, the State, the County and the Company entered into the Bond Purchase Agreement pursuant to which the State agreed to purchase the Bond from the County. The Bond Purchase Agreement is dated as of November 12, 2013. In accordance with the Bond Purchase Agreement, the Bond is in the principal amount of $20,000,000 and bears interest at an annual rate of 5.75% . Interest only on the principal balance of the Bond shall be paid in arrears in quarterly installments on the 15th day of January 2014, April 2014, June 2014, and October 2014. Thereafter principal and interest on the principal balance of the Bond shall be fully amortized over 6 years and paid in quarterly installments on the 15th day of each January, April, July and October, commencing January 15, 2015 through October 15, 2020, the maturity date, or such earlier date as the principal balance thereof with interest thereon will have been paid in full. Under the Bond Purchase Agreement, the State, on closing of the Bond, agreed to pay to the Trustee, a purchase price for the Bond equal to $20,000,000, the proceeds from which were loaned to the Company pursuant to the terms of the Bond Purchase Agreement and the Financing Agreement, to finance the Company’s Nichols Ranch Uranium Project. In order to evidence its obligations under the Bond Purchase Agreement, the Company delivered a promissory note (the “Note”) in the principal amount of $20,000,000, dated as of the date of delivery of the Bond and due on October 1, 2020, payable to the order of the County, and endorsed to the Trustee. In order to secure the payment of the principal and interest under the Bond, the County assigned and granted to the Trustee, all right, title and interest of the County under the Financing Agreement and any and all interests in real or personal property of the Company as security for the Company’s obligations under the Financing Agreement, the Bond Purchase Agreement and the Note.

2.

Mortgage & Security Agreement

On November 26, 2013, in connection with the Financing Agreement and the Loan, the Company as mortgagor entered into a Mortgage & Security Agreement (the “Mortgage & Security Agreement”), pursuant to which the Company granted to the Trustee the Company’s rights and interests in the as-extracted collateral, contract rights relating directly or indirectly to the Lands (as identified in Exhibit A to the Mortgage), general intangibles relating directly or indirectly to the lands, fixtures or hereinafter located on the Lands or the Company’s Nichols Ranch ISR Processing Facility, goods ( including all inventory) and equipment, including without limitations the ore and all personal property identified as owned by the Company in the Mortgage & Security Agreement to secure its obligations under the Financing Agreement, the Bond Purchase Agreement and the Note.

The Mortgage & Security Agreement contains positive covenants, including, without limitation, obligations of the Company to: (i) pay and perform the Company’s obligations under the Financing Agreement, the Note and the Mortgage & Security Agreement; (ii) warrant and defend the Patented and Unpatented Mining Claims related to the Lands as set forth in the Mortgage & Security Agreement; (iii) execute and deliver such other further instruments and will do such other further acts as in the reasonable opinion of the mortgagee may be necessary or desirable to carry out more effectually the provisions of the Mortgage & Security Agreement; and (iv) pay and discharge, as the same may become due and payable, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property.

The Mortgage & Security Agreement also contains restrictive covenants, including, without limitation, of the Company not to: (i) sell, convey, mortgage, pledge or otherwise dispose of or encumber the Encumbered Property (as set forth in the Mortgage & Security Agreement) without first securing the written consent of the mortgagee; (ii) cancel or terminate any Post Production Contracts (as set forth in the Mortgage & Security Agreement) or consent to or accept any cancellation or termination thereof; (iii) amend or otherwise modify any Post Production Contracts or give any consent, waiver or approval thereunder; (iv) waive any default under or breach of any Post Production Contracts; or (v) take any other action in connection with the Post Production Contracts which would impair the value of the interest or rights of the Company thereunder or which would impair the interests or rights of the mortgagee.

The Mortgage & Security Agreement also provides for Events of Default (subject in certain cases to customary grace and cure periods) including, without limitation, any breach or default by the Company in the terms and conditions of any of the Financing Agreement, the Bond Purchase Agreement, the Note and the Mortgage & Security Agreement, defaults in payment of the principal sum due and payable under the Note and defaults in payment of any interest when it becomes due and payable under the Note.

Upon the occurrence of any Event of Default (as set forth in the Mortgage & Security Agreement), the mortgagee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Collateralized Obligations (as set forth in the Mortgage & Security Agreement), in its own name or as agent or attorney in fact for the Company, enter upon and take possession of the Encumbered Property (as set forth in the Mortgage & Security Agreement), or any part thereof, and sue for or otherwise collect the Post Production Contract Payments (as set forth in the Mortgage & Security Agreement), including those past due and unpaid and apply the same, less costs and expenses of operation and collection, including attorney’s fees, upon any of the Collateralized Obligations in such order as the mortgagee shall determine.

3.

Assignment

On November 26, 2013, in connection with the Financing Agreement, the Company and the Trustee entered into an Assignment of Product Sales Contracts and Processing Agreement (the “Assignment”), pursuant to which the Company assigned certain of its rights, privileges, and interests in the Company’s Product Sales Contracts and a Processing Agreement (as identified in Schedule A to the Assignment).

Upon an Event of Default (as defined in the Assignment) the Trustee shall be entitled to receive all monies which would otherwise be payable to the Company under the Product Sales Contracts.

The foregoing summary of the material terms of the Financing Agreement, the Bond Purchase Agreement, the Note, the Mortgage & Security Agreement and the Assignment is qualified in its entirety by reference to the forms of such agreements which are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4 respectively and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the captions Financing Agreement, Bond Purchase Agreement, Promissory Note, Mortgage & Security Agreement and Assignment in Item 1.01 above is incorporated by reference to this Item 2.03.

Item 9.01. Exhibits.

Exhibit No.	Description

4.1	Financing Agreement between the Company and the County dated November 26, 2013.

4.2	Bond Purchase Agreement among the State, the County and the Company dated as of November 12, 2013.

4.3	Promissory Note dated November 26, 2013.

4.4	Mortgage & Security Agreement and Assignment between the Company and the Trustee dated November 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: December 3, 2013	By:	/s/ “Sandra MacKay”

Sandra MacKay
Corporate Secretary

4.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Financing Agreement between the Company and the County dated November 26, 2013.

4.2	Bond Purchase Agreement among the State, the County and the Company dated as of November 12, 2013.

4.3	Promissory Note dated November 26, 2013.

4.4	Mortgage & Security Agreement and Assignment between the Company and the Trustee dated November 26, 2013.

5.